Exhibit 23.3

We consent to the incorporation by reference in this Amendment No. 3 to Registration Statement No. 333-109334 of SPX Corporation on Form S-3 of our report dated September 4, 2003 (which report expresses an unqualified opinion and includes explanatory paragraphs relating to the adoption of Statement of Financial Accounting Standards (SFAS) No. 133, Accounting for Derivative Instruments and Hedging Activities on January 1, 2001, the adoption of SFAS No. 142, Goodwill and Other Intangible Assets on January 1, 2002, the adoption of SFAS No. 145, Rescission of FASB Statements No. 4, 44 and 64, Amendment of FASB Statement No. 13 and Technical Corrections on July 1, 2002, the discontinued operations treatment of a subsidiary sold in June 2003, and the revisions of Notes 1 and 16) appearing in the Annual Report on Form 10-K/A-3 of SPX Corporation for the year ended December 31, 2002, and to the reference to us under the heading “Experts” in the Prospectus, which is part of such Registration Statement.

/s/ Deloitte & Touche LLP

December 29, 2003

Charlotte, North Carolina